Registration Nos. 333-29981
                                                                        33-88598


     As filed with the Securities and Exchange Commission on June 25, 2003.



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 1 TO FORMS S-8
            REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933
                          EMISPHERE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                       13-3306985
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                    -----------------------------------------

                           765 Old Saw Mill River Road
                            Tarrytown, New York 10591
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


    Emisphere Technologies, Inc. 1997 Stock Option Plan for Outside Directors
     Emisphere Technologies, Inc. Non-Qualified Employee Stock Purchase Plan
                              (Full title of plans)


                            Michael M. Goldberg, M.D.
          Chairman of the Board, President and Chief Executive Officer
                        c/o Emisphere Technologies, Inc.
                           765 Old Saw Mill River Road
                            Tarrytown, New York 10591
                     (Name and address of agent for service)


                                 (914) 347-2220
          (Telephone number, including area code, of agent for service)

                              --------------------


                                    COPY TO:
                             Edwin S. Maynard, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                              Proposed Maximum     Proposed Maximum
              Title of                    Amount to be         Offering Price     Aggregate Offering          Amount of
    Securities to be Registered            Registered             Per Share              Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                       300,000 shares (1)(2)      $ 4.08 (1)           $1,224,000                $99.02
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents (a) 100,000 shares issuable upon exercise of options granted pursuant to the Emisphere Technologies, Inc. Non-Qualified Stock Purchase Plan and (b) 200,000 shares issuable upon exercise of options to be granted pursuant to the Emisphere Technologies, Inc. 1997 Stock Option Plan for Outside Directors an offering price, calculated in accordance with Rule 457(h)(1) under the Securities Act as amended, equal to $4.08, the average of the high and low prices reported on the Nasdaq National Market on June 20, 2003.

(2) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                           INCORPORATION BY REFERENCE
                                       OF
     REGISTRATION STATEMENTS ON FORM S-8 (FILE NOS. 333-29981 AND 33-88598)
     ----------------------------------------------------------------------

                  We are filing this registration statement for the purpose of registering, in accordance with General Instruction E of Form S-8, an additional 300,000 shares of Common Stock, par value $.01 per share, representing (i) 200,000 shares to be issued under the Emisphere Technologies, Inc. 1997 Stock Option Plan for Outside Directors ("Outside Director Shares") and (ii) 100,000 shares to be issued under the Emisphere Technologies, Inc. Non-Qualified Stock Purchase Plan (the "ESPP Shares"). With respect to the Outside Director Shares, we incorporate by reference into this registration statement on Form S-8 our previously filed registration statement on Form S-8 (File No. 333-29981, filed on June 25, 1997) in its entirety, including the exhibits to it. With respect to the ESPP Shares, we incorporate by reference into this registration statement on Form S-8 our previously filed registration statement on Form S-8 (File No. 33-88598, filed on January 18, 1995) in its entirety, including the exhibits to it.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8.  EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------

5.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Emisphere, regarding the legality of the common stock being registered.

10.1 Amendment to the Emisphere Technologies, Inc. 1997 Stock Option Plan for Outside Directors.

10.2 Amendment to the Emisphere Technologies, Inc. Non-Qualified Employee Stock Purchase Plan.

23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Emisphere (contained in Exhibit 5.1).

23.2              Consent of PricewaterhouseCoopers LLP.

24.1              Powers of Attorney (previously filed).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 2003.


                                   EMISPHERE TECHNOLOGIES, INC.



                                   By:  /s/ Michael M. Goldberg, M.D.
                                        ---------------------------------------
                                        Michael M. Goldberg, M.D.
                                        Chairman of the Board and Chief
                                        Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----


/s/ Michael M. Goldberg, M.D.   Chairman of the Board and
-----------------------------   Chief Executive Officer            June 25, 2003
    Michael M. Goldberg, M.D.


              *                 Director                           June 25, 2003
-----------------------------
    Howard M. Pack

        SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----

              *                 Director                           June 25, 2003
-----------------------------
    Jere E. Goyan, Ph.D.


              *                 Director                           June 25, 2003
-----------------------------
   Mark I. Greene, M.D., Ph.D.


                                Director
-----------------------------
    Joseph R. Robinson, Ph.D.


              *                 Director                           June 25, 2003
-----------------------------
    Robert J. Levenson


/s/ Fredrick D. Cobb            (Principal Accounting              June 25, 2003
-----------------------------   Officer)
    Fredrick D. Cobb


*    executed pursuant to power-
of-attorney filed previously.

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT           DESCRIPTION
-------           -----------

5.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Emisphere, regarding the legality of the common stock being registered.

10.1 Amendment to the Emisphere Technologies, Inc. 1997 Stock Option Plan for Outside Directors.

10.2 Amendment to the Emisphere Technologies, Inc. Non-Qualified Employee Stock Purchase Plan.

23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Emisphere (contained in Exhibit 5.1).

23.2              Consent of PricewaterhouseCoopers LLP.

24.1              Powers of Attorney (previously filed).


                                      II-1